UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 7, 2019
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11353	13-3757370
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 South Main Street,
Burlington, North Carolina	27215	336-229-1127
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

LabCorp® (NYSE: LH), a leading global life sciences company that is deeply integrated in guiding patient care, today announced a new companion diagnostic called therascreen® PIK3CA PCR mutation analysis, which is now available through LabCorp and its Integrated Oncology specialty laboratory.

The test, developed by QIAGEN (NYSE: QGEN, Frankfurt Stock Exchange: QIA), a world leader in Sample to Insight solutions for molecular testing, identifies whether a patient has the specific gene mutation that is a prerequisite for treatment with Piqray® (aplelisib), a new therapy from Novartis for the treatment of postmenopausal women and all men with hormone receptor positive, human epidermal growth factor receptor-2 negative (HR+/HER2-), PIK3CA-mutated, advanced or metastatic breast cancer, as detected by an FDA-approved test following progression on or after an endocrine-based regimen. Piqray, in combination with fulvestrant, and therascreen PIK3CA PCR mutation analysis assay received approval from the U.S. Food and Drug Administration (FDA) on May 24, 2019. LabCorp is able to make the test available quickly after FDA approval through its participation in QIAGEN’s Day-One Lab Readiness program, under which LabCorp began test validation and development of operating protocols while the test was under regulatory review and is therefore able to make the test available to patients just two weeks after approval.

Exhibit Index	Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABORATORY CORPORATION OF AMERICA HOLDINGS
Registrant

By:	/s/ SANDRA VAN DER VAART
Sandra van der Vaart
Global General Counsel and Corporate Secretary

June 7, 2019